                                                                    EXHIBIT 12.2

                                  CERTIFICATION

I, Uri Levine, certify that :

1. I have reviewed this amendment to annual report on Form 20-F/A of Elscint Limited;

2. Based on my knowledge, this amendment to report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this amendment to report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.


Date: July 14, 2005

                                                /s/ Uri Levin
                                                ------------------
                                                Uri Levin
                                                Chief Financial Officer


                                     -102-